UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

SOC TELEMED, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On February 3, 2022, SOC Telemed, Inc. made available the following communication to employees.

Frequently Asked Questions (For SOC Employees & Contractors)

What is happening to SOC Telemed?

●	SOC Telemed (SOC) has entered into a definitive agreement to be acquired by Patient Square Capital (PSC). This will result in SOC transitioning from being a public company to a private company at the closing of the transaction.

Will Dr. Chris Gallagher remain CEO?

●	Yes. Under the new ownership, the organization will continue to be led by Dr. Chris Gallagher, CEO, and the executive leadership team currently in place.

Why is SOC Telemed being acquired?

●	The last several years have revealed the critical ways that technology can enable us to expand access to care for patients, improve efficiency of clinicians, and enable health systems to deliver care in more cost-effective ways. Achieving those goals will require focus, time, and meaningful capital investment in the years to come.
●	The acquisition will provide significant capital for business operations to enable the company to grow and scale.
●	The acquisition enables SOC Telemed to continue to deliver on its mission to increase access to the highest quality specialty providers and address the clinician shortage via technology-enabled clinical services.
●	As a private company, SOC Telemed will have greater flexibility to invest in innovation and build on its leadership position in the industry.

What is the impact on customers?

●	We do not expect there to be interruptions or impacts on service delivery to our customers or to patients.
●	The acquisition will provide SOC Telemed additional capital which translates to more resources and flexibility to innovate with our customers and exceed expectations on service delivery.
●	SOC’s goal is to be hospitals’ partner of choice for specialty care needs and to provide acute telemedicine to the U.S. healthcare system at scale.

Transaction Details

How much money will SOC shareholders receive?

●	Under the terms of the agreement, upon the closing of the transaction, SOC shareholders will receive $3 per share in cash, representing a premium of approximately 336% over SOC’s closing share price on February 2, 2022, the last full trading day prior to the transaction announcement.

Why are shareholders receiving $3 per share at the closing when the stock price was $0.64 yesterday?

●	TLMD share price trades independently of any offer made by an acquiring entity.
●	PSC clearly believes that TLMD as a business is worth significantly more than the recent prices of the publicly traded common stock.

When is the transaction expected to close?

●	We expect the transaction to close in late Q2 or early Q3, subject to customary closing conditions, including approval by the Company’s shareholders and receipt of regulatory approvals.

About Patient Square Capital

Who is Patient Square Capital?

●	Patient Square Capital (PSC) is a dedicated health care investment firm that seeks to partner with best-in-class management teams whose products, services, and technologies improve health. PSC utilizes deep industry expertise, a broad network of relationships and a true partnership approach to make investments in companies that enable them to grow and thrive. PSC believes in the power these companies have to improve patient lives, strengthen communities, and create a healthier world.
●	Patient Square’s name and mission: Patient Square is the embodiment of a patient approach to investing and a patient-centered orientation.
o	Successful health care organizations relentlessly focus on the patient and put the patient at the center of everything they do; successful health care investment firms do the same.
o	Investing also requires patience. Patience to find attractive opportunities. Patience to make long-term decisions to improve patient lives and grow businesses.
o	PSC is purpose-built by a team of industry-leading executives, differentiated by the depth of its focus in health care, the breadth of its health care investing experience, and the network it can activate to drive differentiated outcomes.
o	Most importantly, patients are squarely at the center of all that they do.
●	At its core, PSC is a growth-oriented investment firm that seeks to partner with great management teams it knows, in markets it is deeply experienced in, with patient-centric cultures, where it has strong conviction in the growth opportunity in front of the business
o	SOC Telemed is a strong fit along all of these dimensions.

Why is PSC a good partner for SOC?

●	PSC is aligned with SOC’s vision to reimagine the care experience by leading the transformation of virtual specialty care and building lasting clinical partnerships that deliver excellence, service, and sustainability.
●	Alignment of patient-centric culture and values between SOC Telemed and PSC.
●	PSC sees acute care telemedicine as having a significant total addressable market and is excited to put money to work on growing revenue and market share at SOC over time.
●	PSC has an extensive knowledge and understanding of our business model and appreciates the unique value proposition associated with technology-enabled clinical services.
●	PSC brings extensive relationships and experience with health systems and provider organizations.
●	The partners at PSC have served for years on the boards of directors of leading health systems and provider organizations including HCA, Du Page Medical Group, OB Hospitalist Group, Envision Healthcare, Covenant Physician Partners, Summit BHC, Unified Women’s Healthcare, and Access Physicians.
●	PSC has deep operational expertise and can provide ample capital to support the business.
●	As a specialized health care investment firm, PSC supports its portfolio companies with proprietary operational resources in functional disciplines including, among others, sales and marketing, revenue cycle, and technology, all of which can support the expansion of the SOC business.

Why is SOC a good partner for PSC?

●	The acute care market is substantial in size and only a small fraction of that market is served by or enabled via telemedicine today.
●	PSC views SOC Telemed as a platform for growth operating in a sizeable addressable market, and intends to invest meaningfully into the business to fund continued innovation, expand the infrastructure of the business in areas like credentialing/licensing/payor contracting, and expansion of its services into that market.
●	Inpatient telemedicine, and the SOC Telemed model in particular, has been further proven during the COVID-19 pandemic to represent an extremely critical means of expanding access to care, improving efficiency of care delivery, and addressing the significant clinician shortages facing the health care system.

What are the benefits of this transaction for SOC Telemed?

●	As a result of the transaction, SOC will become a private company with the flexibility and resources to best serve customers and employees. PSC is expected to provide a reliable funding source to SOC to enable it to recruit, retain, and reward top talent, serve the growing needs of customers, and build a larger and more impactful company over time.
●	SOC Telemed will continue to operate as a standalone organization with a focus on quality engagement with patients, health system partners and providers, and with substantial access to capital and resources from PSC following the closing of the transaction.
●	Following the closing of the transaction, SOC will benefit from PSC’s capital support and healthcare sector expertise, enabling the company to further accelerate its transformation into a technology-enabled clinical services company.
●	As a private company, SOC will have greater flexibility to continue investing in innovation, building on its leadership position in the industry.
●	The acquisition will enable SOC Telemed to continue to deliver on its mission to increase access to the highest quality specialty providers and address the clinician shortage via technology-enabled clinical services.
●	We strongly believe that operating as a private company with the experience and resources of PSC best position SOC for long-term clinical and commercial success.
●	The transaction secures a capital partner for the business that knows the health care market, the inpatient telemedicine business model, and the management team well, and is fully aligned with the long-term vision for the business.

Impact to employees and contractors

Why is the acquisition good for SOC employees and contractors?

●	The acquisition will provide SOC additional capital which translates to additional financial stability that allows SOC to continue its important role in improving healthcare in the U.S., without the added pressure to operate as a public company.
●	The additional capital will allow the company more time and resources to develop and innovate on its existing industry-leading solutions, as well as integrate the SOC and Access Physicians businesses, to further the company’s mission to improve patient lives through timely access to specialty providers.
●	This acquisition reinforces SOC’s commitment to retain and develop top talent, our most valuable asset. With additional access to capital, we will be able to create meaningful opportunities for SOC team members’ careers.
●	This is an exciting new chapter for SOC that would not have been possible without our employees’ hard work and commitment to our customers, partners and each other.

Will Dr. Chris Gallagher remain CEO?

●	Yes. Under the new ownership, the organization will continue to be led by Dr. Chris Gallagher, CEO, and the executive leadership team currently in place.

How will this impact our pay and/or benefits?

●	We do not currently anticipate any changes to pay or benefits.

How will this impact bonus payouts and merit increase for 2022?

●	We intend that this acquisition will not impact current plans for bonus payouts for bonus-eligible employees or merit increases.

Will there be an equity refresh in 2022?

●	As closing is anticipated to occur in late Q2 or early Q3, we do not intend to make any additional equity awards under our public company plans. As a private company there will be a new equity plan, aligned with PSC’s investment and entry price, that will enable the eligible participants to participate in the value created in the company over time.

Will any roles be eliminated?

●	The focus of this partnership is expansion of our platform and growth, so we do not currently anticipate position eliminations associated with the transaction. We will continue to evaluate and align the organizational design while leveraging skills, experience and talent across the business.

How will this affect hiring?

●	As a result of the transaction, SOC will have the flexibility and resources to best serve customers and employees.
●	PSC is expected to provide a reliable permanent funding source to SOC enabling it to recruit, retain, and reward top talent, serve the growing needs of customers, and build a larger and more impactful company over time. PSC’s strategy would be to increase hiring and expand company infrastructure and operations across functional areas and departments in the company

Will my reporting relationship or role/responsibilities change?

●	We do not anticipate any changes to reporting relationships or job duties.

What happens to my equity?

●	Shareholders will be paid $3 per share upon the closing of the transaction. When the deal closes shareholders will receive details about how to receive payment for their shares.
●	Those with unvested options and time-based restricted stock units (RSUs): There will be a new equity plan for the private company. Your unvested options to purchase shares of public company stock and RSUs will be canceled at the closing of the transaction, and you will receive a substitute award under the new plan. However, if your unvested options have an exercise price that is out-of-the-money (in other words, the exercise price is equal to or greater than $3/share), those options will be canceled for no consideration and not replaced.
●	Those with options to purchase stock that have vested but not been exercised: Vested options will be cashed out based on their spread values based on the $3/share price being offered in the deal at the closing of the transaction, to the extent they are in-the-money (in other words, to the extent that the exercise price per share is less than $3/share).
●	Those with performance-based restricted stock units (PSUs): PSUs for which the applicable performance condition has been satisfied as of the closing of the transaction will be cashed out based on the $3/share price being offered in the deal at the closing of the transaction. All other PSUs for which the performance condition has not been satisfied as of the closing of the transaction will be canceled for no consideration and the award will not be replaced.

●	Except for the current offering under the SOC Employee Stock Purchase Plan (“ESPP”), no offering under the ESPP will be authorized or commenced after February 2, 2022, the date of the definitive agreement for the transaction, no new participants will commence participation in the ESPP after such date, no participant in the ESPP will be permitted to increase his or her payroll contribution rate in effect as of such date or make separate non-payroll contributions on or following such date, the accumulated contributions of each participant will be used to purchase shares prior to the closing of the transaction in accordance with the ESPP, after which all purchase rights under the ESPP will be terminated, and the ESPP will terminate effective as of the closing of the transaction.

When can we expect additional communications?

●	The leadership team will provide regular updates to employees as the transaction progresses. If you have questions in the interim, please do not hesitate to share them. We will address all employee inquiries as answers become available and share the information across the combined company.

What should I say if I am approached by the media about the acquisition?

●	If you receive any media inquiries, please do not respond, and immediately forward them to our VP, Investor Relations, Steve Rubis at srubis@soctelemed.com.

Will there be any changes to the day-to-day operations including policy, procedure, workflow, etc.?

●	Our expectation is that the transaction should be seamless and represent no change or disruption to the way we partner with and support hospital clients or how we engage with our providers or employees.

What are the priorities and action plan post-close?

●	It is business as usual – the company’s priorities continue to be growth and bringing the team together as One SOC so that we can fulfill our mission to increase access to the highest quality specialty providers and address the clinician shortage via technology-enabled clinical services. Again, we expect this to be a seamless transition, and we will continue to operate as we have been doing.

Who should I contact with questions?

●	You should bring questions to your manager and HR representatives, who will have the most up-to-date information about what the integration means to you. In addition, a dedicated email address has been set up for questions specific to the business transaction (merger@soctelemed.com)

Important Information and Where to Find It

In connection with the proposed transaction between SOC Telemed, Inc. (the “Company”) and Patient Square Capital, the Company will file with the Securities and Exchange Commission (“SEC”) relevant materials, including a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to the Company’s stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, PARTIES TO THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at https://investors.soctelemed.com or by contacting the Company’s investor relations department at the following:

SOC Telemed, Inc.

srubis@soctelemed.com

(214) 681-7991

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on May 10, 2021. Additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company’s directors and executive officers in the transaction, which may be different than those of the Company’s stockholders generally, will be included in the Proxy Statement that will be filed with the SEC relating to the proposed transaction when it becomes available. You may obtain free copies of these documents, when available, using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company and Patient Square Capital, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including statements about the parties’ ability to consummate the proposed transaction on the anticipated timeframe or at all, to make any filing or take any other action required to consummate the proposed transaction on the anticipated timeframe or at all, or to realize the anticipated benefits of the proposed transaction, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on the anticipated terms and timeframe, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the Company’s business and other conditions to the completion of the proposed transaction; (ii) the impact of the COVID-19 pandemic on the Company’s business and general economic conditions; (iii) the Company’s ability to implement its business strategy; (iv) significant transaction costs associated with the proposed transaction; (v) potential litigation relating to the proposed transaction; (vi) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (vii) the ability of the Company to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments affecting the Company’s business; (x) general economic and market developments and conditions; (xi) the evolving legal, regulatory and tax regimes under which the Company operates; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (xiii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities or pandemics; (xv) any potential negative effects of this communication or the consummation of the proposed transaction on the market price of SOC Telemed’s common stock; and (xvi) other factors as set forth from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020, and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, each as may be updated or supplemented by any subsequent filings that the Company may file with the SEC, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the Proxy Statement to be filed with the SEC in connection with the proposed transaction. Investors are cautioned not to place undue reliance on such statements which speak only as of the date they are made. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and other similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.